Form C

Cover Page

Name of issuer:

SFBC Wyomissing, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: PA

Date of organization: 9/18/2017

Physical address of issuer:

331 Circle of Progress Dr
Pottstown PA 19464

Website of issuer:

http://Www.slyfoxbeer.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

250,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $250,000; interests will be sold in increments of $1.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$300,000.00

Deadline to reach the target offering amount:

11/7/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

SFBC Wyomissing, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
John J. Giannopoulos	Managing Partner	Sly Fox Brewing, Inc	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Peter R. Giannopoulos	Partner	2017
John J. Giannopoulos	Managing Partner	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
John J. Giannopoulos	Membership Interests	30.0
Peter R. Giannopoulos	Membership interests	30.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> *The Company has made certain assumptions about the craft beer market and the Wyomissing / Reading area in order to create financial projections for the business.*
>
> **There is risk associated with the accuracy of these projections due to continuous changes in beer trends, new introductions, by competitors, changes in consumer preferences and shifts in consumer demographics.**
>
> *The craft beer industry is intensely competitive.*
>
> **The company will face competition from other craft breweries as well as mass-market beer brewers and those restaurants and bars that pour those offerings.**

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success.
These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could impact our sales forecast, loss of customers and sales and diversion of management resources, which could adversely affect operating results.

A reduction in consumer demand for craft beers could harm our business.

A limited or general decline in consumption of craft beers could occur in the future due to a variety of factors, including: a general decline in economic conditions; changes in consumer spending habits; increased concern about the health consequences of consuming alcoholic beverage products and about drinking and driving; a trend toward a healthier diet including lighter, lower calorie beverage, such as diet soft drinks, juices and water products; the increased activity of anti-alcohol consumer groups; and increased federal, state or foreign excise and other taxes on alcoholic beverage products.

Delays in demolition of existing space as well as the buildout for our new space.

We have already engaged with an architect, general contractor and sub-contractors, but any delays in the work by the developer could delay our planned opening date.
In addition, if there are delays in other tenants moving in and occupying their spaces within the The Knitting Mills - a mixed use complex, could impact our sales forecasts.

Our future success depends on the efforts of a small management team.

The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Our success depends on our ability to uphold the strong reputation of our brand.

Our reputation and consumer confidence depends on the effectiveness of our marketing, our product quality, and our customer experience. Any harm to our brand could have a adverse effect on our company.

The company will be serving alcohol on-premise which means we are at an increased risk of consumer complaints and / or injury lawsuit.

It is also a risk that consumers may leave our location intoxicated and be involved in a crime or accident. While we will uphold the highest standards of service and continuous training efforts, there is always a risk of an unforeseen problem.

A disruption in brewing activities at the Sly Fox Brewery could have an adverse effect on the company.

A prolonged disruption - due to fire, industrial action or any other cause, at the brewing facility could have an adverse effect on our overall operations and ultimately, our sales forecast.

Cost of ingredients may fluctuate.

Our quarterly gross margins may be impacted by a number of different factors, including the mix of product revenues and the cost fluctuation of various product ingredients. Because our lack of operating history and the rapidly evolving nature of our industry make forecasting quarterly operating results difficult, we base our expenses in large part on our operating plans and future revenue projections. Most of our expenses are fixed in the short term, and it may be difficult to quickly reduce spending if revenues are lower than projected. Therefore, any significant shortfall in revenues would likely have an immediate and negative impact on our business, operating results, and financial condition.

We are subject to government regulation.

We may be subject to future governmental regulations. Aspects of our business and our products may be regulated at the local, state, and federal levels. Our products may be subject to state, local and Federal environmental laws and regulations, including those relating to the handling and storage of hazardous materials. We and our products may also be subject to significant governmental regulation relating to labor conditions, safety in the workplace, healthcare and other human resource issues. The nature and scope of future legislation, regulations and programs cannot be predicted. While we anticipate that we and our products will be in compliance with all applicable governmental regulations, there still may be risks that such laws and regulations may change with respect to present or future operations. Such additional costs would increase the cost of investments and operations and decrease the demand for products and services. We and our products will be ultimately responsible for compliance with such regulations and for obtaining and maintaining all required permits and licenses. Such compliance may be time consuming and costly, and such expenses may materially affect our future ability to break even or generate profits.

This is an early stage Company that has yet to open it's location.

The Company is an early stage company. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. Any investment in the Company must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development in new and rapidly evolving markets. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds: 80% -- Kitchen Buildout, including bar buildout, draft beer system, walk in cooler / chiller, seating and furniture, fire pit on the outside deck, sprinkler system modification

10% -- Marketing efforts

5% -- Payment of Corporate Overhead Fee to Sly Fox Brewing Co.

5% -- Wefunder intermediary fee

If we raise: **$300,000**

Use of Proceeds: 80% -- Kitchen Buildout, including bar buildout, draft beer system, walk in cooler / chiller, seating and furniture, fire pit on the outside deck, sprinkler system modification, restrooms, lighting, games area, HVAC system

10% -- Marketing efforts

5% -- Payment of Corporate Overhead Fee to Sly Fox Brewing Co.

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. **An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.**

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. **The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.**

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 6% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.5x their principle investment (the repayment amount), provided however that at any time the company may defer up to 2 such payments upon notice to the Lender.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

None

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These decisions could affect gross revenues and diminish payments made to Investors.

Based on the risk that the company may never realize revenues or face a Default Event, the Investor may never see any returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the gross revenues of the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities**at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be negatively affected.
Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	VIST Tomkins
Issue date	05/23/18
Amount	$200,000.00
Outstanding principal plus interest	$200,000.00 as of 07/01/18
Interest rate	4.5% per annum
Maturity date	06/01/25
Current with payments	Yes

The loan is guaranteed by two of the owners of the Company, John and Peter Giannopoulos, as well as the assets of SFBC Wyomissing. This loan is not yet in hand, but is available to us should we need to withdraw it.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	VIST Tomkins
Amount Invested	$200,000.00
Transaction type	Loan
Issue date	05/01/18
Outstanding principal plus interest	$200,000.00 as of 07/27/18
Interest rate	4.5% per annum
Maturity date	06/01/25
Outstanding	Yes
Current with payments	Yes
Relationship	The loan is guaranteed by two of the owners of the Company, John and Peter Giannopoulos, and the assets of SFBC Wyomissing.

This loan is not yet in hand, but is available to us should we need to withdraw it.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The founders have been brewing and packaging beer since 1995. In fact, we were the first craft beer in the region to produce cans for sale, which are now sold in 6 states and DC. We have two brewpubs already and are gearing up to open a third location in Wyomissing, which is in a busy, fast-growing corporate business park. With two successful satellite locations under our belt, the strength of the Sly Fox brand, and a promising location, all the pieces are in place for a third successful brewpub.

As 20+ year veterans of the craft beer and brewpub business, we've seen the industry through all the changes. With an increasingly crowded brewery market, it's time to innovate. We've seen higher-than-average margins at our Pottstown location: this is what we'll replicate in Wyomissing and additional locations. By leveraging our established Sly Fox brand and providing the same great experience, we can streamline and continue our growth across Pennsylvania and beyond.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

SFBC Wyomissing LLC ("Sly Fox") was incorporated in the State of Pennsylvania in September 2017. There have been no transfer of assets or IP from the founder's other businesses to this one, and there are no financial obligations between the two companies. SFBC Wyomissing will be purchasing beer for the brewpub from the brewery, and will be partnering with the brewery and other brewpubs on marketing efforts to ensure consistency in messaging. In order to make those efforts as seamless as possible, we will be working with the same marketing agency as the brewery.

Since then, we have:

- The Giannopoulos family has been in the craft beer business for over twenty two years.
- We are winners of multiple Great American Beer Festival medals for outstanding craft beers.
- Our current brewpubs in Phoenixville and Pottstown combine for more than $3 Million in annual sales.
- We've leased over 10,000 SF within Equus Capital Partners' $70M Vanity Fair Campus Redevelopment Project.
- Wyomissing and Reading have a population of over 400,000 people.

Historical Results of Operations

Our company was organized in September 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $0, including $0 in cash.
- *Net Income.* The Company has had net income of $0 for 2017.
- *Liabilities.* The Company's liabilties totaled $0 for 2017.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 1 month before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

SFBC Wyomissing LLC cash in hand is $0, as of July 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month.

Using a line of credit, we've retained the services of an architectural and design firm for the design of the new space.

While we cannot guarantee it, we anticipate opening within five to six months. Once doing so, we expect the impact on our revenues will be immediate, based on the historical performance of our other businesses and projections. Although we cannot guarantee it, our expected revenues in the first three months of operations, based on our projections and other business' historical operations, will be around $300,000. Our expected expenses will be around $275,000 for the first three months of operation. The other main tenants for the development project (UGI Services and Tower Health) will also take occupancy in early 2019.

The total cost of the buildout for the location is $400,000 - $500,000. The landlord will be paying $176,000 towards that cost, and we plan to cover the rest either through this raise, a bank loan that we have secured, or investments from our other businesses.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://slyfoxbeer.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Sly Fox Revenue Share

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- John J. Giannopoulos
- John J. Giannopoulos
- Peter R. Giannopoulos

Appendix E: Supporting Documents

- SFBC_Shareholders_Agreement.pdf

INVEST IN SLY FOX BREWING

CLOSING IN...

6 days 5 hours 14 minutes 22 seconds

Closing on November 7, 11:59PM EST

maximum target met

$300,000+

raised of $300,000 maximum target from 113 investors

Established Pennsylvania brewery opening its third location

We've been brewing and packaging beer since 1995. In fact, we were the first craft brewery in the region to produce cans for sale, which are now sold in 6 states and DC. We have two brewpubs now and are gearing up to open a third location in Wyomissing. The location is in a new, mixed-use corporate business park. With two successful locations under our belt, the strength of the Sly Fox brand, and a promising location, all the pieces are in place for a third successful brewpub.



John Giannopoulos
Owner, Managing Director
Turned a homebrew hobby into 2 brewpubs, 1 tasting room, and can distribution across 7 states.



Why you may want to invest

1. The Giannopoulos family has been in the craft beer and brewpub business for over twenty-two years.
2. Winners of multiple Great American Beer Festival medals for outstanding craft beers.
3. Our current brewpubs in Phoenixville and Pottstown combine for more than $3.5 million in annual sales.
4. We've leased over 8,000 SF within Equus Capital Partners' $70M Vanity Fair Campus Redevelopment Project.
5. Wyomissing and Reading have a population of over 400,000 people.

Our Ambition

As 20+ year veterans of the craft beer and brewpub business, we've seen the industry grow and develop into what it is today. With an increasingly crowded brewery market, it's time to innovate. We've recently launched our community footprint strategy targeting tertiary markets and opening additional brewpubs in order to increase marketshare and broaden brand exposure. For more details about the project and Sly Fox, click the PDF file below.

Sly_Fox_At_The_Knitting_Mills_WYOMISSING.pdf

https://slyfoxbeer.com

Pottstown, PA

$ 1,000 min

Invest

REMIND ME (68)

What you are investing in

Revenue Share

6% of revenues

1.5X payback multiple

Secured revenue share

The company will pay investors 6% of revenues each quarter until 100% of your principal is returned plus 50% on top.

Earning a return

Learn more about revenue shares

Investor perks

$1,000+
INVESTOR SWAG BAG. Sly Fox 64-ounce Glass Growler, Sly Fox Investor T-Shirt, Sly Fox Investor Pint Glass, Sly Fox Frisbee, Investor Sly Fox Stickers, Autographed copy of the "Craft Beer For The People" book, and one ticket to the VIP Investor Appreciation Party.

$2,500+
BIG SHOT FOR LIFE plus Investor Swag Bag. Investor Discount Card featuring a 15% discount on all your purchases and a Sly Fox DrinkTank Stainless Steel Growler and two tickets to the VIP Investor Appreciation Party.

see $5,000, $10,000, & $25,000+ perks

nightlife bars & clubs lifestyle restaurant brewery main street alcohol food

Why I Like Sly Fox Brewing

"I worked with Sly Fox to find the best possible location we could in the Berks County area and feel extremely confident that they will hit a home run with the Wyomissing location. Their brand has already proven themselves over the 20+ years they have been in business and we knew all we had to do was put it in the right spot and it would be a hit. Being a part of a major $70 million redevelopment project to revitalize the VF Outlets made a lot of sense geographically and with the local demographics. It is going to be exciting to watch and be a patron to their success once the doors open."



Kyle A. McKechnie
VICE PRESIDENT OF SALES & LEASING, NAI KEYSTONE COMMERCIAL & INDUSTRIAL

THE BUZZ ABOUT SLY FOX BREWING

We are thrilled to get Sly Fox as a lead tenant and believe they will attract other restaurants and stores as well as providing an important amenity for the employees located on campus and residents of Wyomissing and West Reading.

Kevin Flannery
Acquisition Associate and Asset Manager at Equus Capital Partners, Ltd.

The fine quality of the craft beer at Sly Fox is second only to the attention and work they put into their community relationships. John G. and the leaders and staff at Sly Fox have built up the city and community of Berks County, which we serve most immediately with our nonprofit work at GoggleWorks Center for the Arts. We are happy to call them partners and incredibly excited for them to bring one of their renowned establishments to our area!

Levi Landis
President & Executive Director, GoggleWorks Center for the Arts

VIEW ALL PRESS & QUOTES

Sly Fox Has Been a Top Craft Brewery in Pennsylvania for Decades

Now we're capitalizing on our success to open a third location.

We're More Than Just A Brewpub

Our brewpubs have been the epicenter of the Sly Fox brand, a gathering spot for beer lovers to enjoy our award-winning brews, delicious food, and a family-friendly atmosphere.











Can't Miss Sly Fox Events

Whether it's the famous *Running Of the Goats* at the Sly Fox Bock Fest or one of the biggest Can Jam Tournaments in the country, our one-of-a-kind events introduce our brand to new consumers and strengthen existing relationships.



Sly Fox Goat Races & Bock Festival

Independently Brewed In Pennsylvania

Sly Fox Brewing Co. has been crafting award winning ales and lagers for over 22 years. Several years ago, our annual production level exceeded 15,000 barrels and we attained the status of a Regional Brewery. In 2017, production exceeded 21,000 barrels a year. As we continue our growth strategy with additional brewpubs across the state of Pennsylvania, these numbers will continue to rise.







Our Newest Location: A Restaurant in Rapidly-Developing Wyomissing, PA


THE KNITTING MILLS
SLY FOX
TOWER
HEALTH
Sly Fox
BREWING COMPANY
EQUUS

Sly Fox finds a new home in the middle of an up-and-coming business park, surrounded by boutiques, restaurants, and office spaces, including the new Tower Health corporate headquarters (250+ employees) and UGI Energy Services regional headquarters (800+ employees).

If You Build It, They Will Come





Financial Projections and Current Traction

As the popularity of craft beer continues to rise, our brewpubs offer a tremendous opportunity to introduce our award winning brews to new consumers. We're confident that with our 20+ years in the business, our new Wyomissing location will see immediate results and achieve our financial goals.

$6 million	25-35%	$1.8 million	5-6%
Annual sales from Pottstown ($1.5M in pub sales)	Annual growth in Pottstown (first 3 years)	Annual Sales of first location (Phoenixville)	Annual growth of first location (Phoenixville)

Cheers to the Next 23 Years (and Beyond!)

- **1995** — **Sly Fox Brewhouse and Eatery Opens in Phoenixville, PA**
- **2002** — **Helles Golden Lager wins Gold Medal** at the prestigious Great American Beer Festival in Denver, CO.
- **2003** — **Named Top 3 Brewpub** by the publication *Beer Advocate*.
- **2004** — **Second Brewpub Location Opens** at new 20-barrel production brewery in Royersford, PA.
- **2006** — **Open First Craft Beer Canning Line in the Mid-Atlantic**
- **2010** — **National Grand Champions** Pikeland Pils and Sly Fox Oktoberfest win at U.S. Beer Tasting Championship.
- **2012** — **Production Facility and Tasting Room Opens** 30,000 sq ft. in Pottstown, PA.
- **2016** — **20+ Medals Won**
- **2018** — **Open Third Location in Wyomissing, PA** as part of the Vanity Fair Redevelopment project.
- **2019** — **Fourth and Fifth Locations** Plan to open at The Grove at Malvern in Chester County and a TBD location in Pittsburg, PA.

Letter from the Founders

July 23, 2018

Dear Investors,

We started this journey almost 23 years ago. Looking back, I don't think we ever imagined where the Sly Fox Brewhouse & Eatery would lead. We are very proud of our corporate growth, building expansions, and many successes along the way. Each milestone we achieved brought plenty of hardships, but we pushed forward, picked ourselves up, and learned from our mistakes.

Through our development, one thing hasn't changed – I love sharing a pint of a Sly Fox brew with our customers. Laughing, joking, and sharing stories connects us all. For me, it's always been about our guests and enjoying great beers with them.

Our brewpubs are a big part of the communities we're in. Our establishments are gathering spots for diverse individuals that enjoy each other's company and great beer. Over the years, we have had tremendous support from our friends and neighbors. Our new location in Wyomissing is going to be more of the same. We're working to establish a rapport in the

READ MORE

Meet the Founders



John Giannopoulos
Owner, Managing Director
Turned a homebrew hobby into 2 brewpubs, 1 tasting room, and can distribution across 7 states.



Pete Giannopoulos
Owner, Managing Partner
15+ years in sales. Started homebrewing 30 years ago. Founded Sly Fox in 1995.

AND THE REST OF THE TEAM



Randy McKinley
General Manager



Jim Trainer
Corporate Executive Chef



Craig Coffman
Corporate Director Of Hospitality



Tim Ohst
Director of Brewery Operations

Raised $500,000 From 113+ Investors

FUNDING HISTORY



Arun Venkatesan



Nate Peterson



David Putro
Beer. 😉



Justin Moran



Andrew Wing



Anthony Petitte

CEO & Founder of TruckPark Inc. Investor of micro ventures. Startup junkie. Learner of new things.

MORE INVESTORS

Interview

Wefunder interviewed John Giannoppoulos and Randy McKinley of Sly Fox on June 27, 2018.

– COLLAPSE ALL

WF: What is Sly Fox? ^

FOX: What started as a home-brewing experiment, has evolved in to a one-of-a-kind experience; a world-class, award winning brewery that features a calendar of unique and exciting events. Whether it's enjoying a pint of our craft beer with a kielbasa pizza at the brewpub or watching the running of the goats at the Bock Fest, we have become a brand that consumers recognize and embrace.

The brewery is known as one of the first independent craft beer makers in the region and, with a culture that has evolved over the last 22 years, the Sly Fox Brewing Company now distributes our popular beers to seven Mid-Atlantic States. We manage two destination brewpubs including the original Brewhouse and Eatery in Phoenixville, PA and a Tasting Room connected to the brewery in Pottstown.

WF: How did Sly Fox begin? ^

FOX: Almost thirty years ago my brother Pete and I were into homebrewing and, as fate would have it, he lost his job and we decided to investigate opportunities in the fledgling craft brewing industry. We kicked some ideas around, did lots of research, and decided to open a brewpub.

WF: How have you grown in the last few years? ^

FOX: The original brewpub in Phoenixville opened in 1995. It was a modest operation but it was one of the very first independent breweries in the region and it became a very popular restaurant. Our beer supply couldn't keep up with distribution demand so, in 2004, we opened a 20-barrel production brewery and accompanying restaurant in nearby Royersford, PA. After seven years, increasing demand once again made greater production capacity a necessity. In 2012, we relocated brewing operations to our current Pottstown location equipped with a state-of-the-art German 40-barrel brewhouse. Our distribution has grown state by state and, as regional competition has increased, Sly Fox has maintained a stable position among restaurant goers and beer consumers.

WF: What kinds of beers do you produce? ^

FOX: Although Sly Fox is highly regarded for our lagers, we produce a wide range of styles with the common thread of quality and authenticity. Our brewing philosophy is a delineating factor between Sly Fox and many competitors. We've brewed all varieties of beer over the last two decades–from best-in-class lagers to hop-forward ales, we've released more than 100 different beers. Sly Fox currently packages and distributes ten popular flagship beers as well as almost twenty anticipated seasonal varieties and experimental brews.

Interestingly, Sly Fox was a pioneer of craft beer in cans and one of the first independent breweries to install a canning line and go all in on aluminum over glass. Sly Fox is also one of the few breweries in the entire country that uses the 360-degree wide-open end on cans available throughout Pennsylvania. We also offer the Wide Open Variety Pack featuring four favorites with the wide-open lid can that drinks like a glass.

WF: What's your revenue breakdown? ^

FOX: The Sly Fox Brewing Company in Pottstown does about $6 million in annual sales, $1.5 million of which is from the tasting room and $4.5 million is in distribution. That location has been growing fast–the last couple of years have seen sales increases of 25% to 35%.

Growing at that rate becomes more difficult as you reach our revenue size. The brewing industry has seen a lot of entrants in the last five years. There are more than 6,000 independent breweries now, many of which distribute in our markets. The brewery is forecasting at 5% to 10% growth in 2018.

The mature Phoenixville Brewhouse and Eatery is about a $1.8 million location that advances 5% to 6% annually.

In total, Sly Fox is an $8 million company. As part of our community footprint strategy, we boast the potential to increase revenues with the current model while developing opportunities in new markets.

WF: Tell me about your distribution setup. ^

FOX: Sly Fox Brewing Company markets to consumers with direct sales from our brewpub locations. Our beers are also sold to wholesalers, who then sell it to distribution outlets. These beer stores and taverns also sell to consumers. Sly Fox has cultivated valuable relationships with some of the largest beer wholesalers in the Mid-Atlantic region and our products are currently available throughout Pennsylvania, New York, New Jersey, Maryland, Virginia, Delaware, and Washington, DC.

Although beer is sold and delivered by our wholesale partners, the Sly Fox sales team has built long-lasting relationships with distributorships, restaurant owners, taverns, supermarkets, and other channels to proactively enhance and facilitate sales.

WF: How do you approach branding? ^

FOX: Although Sly Fox is continually evolving, introducing new products, and retooling our events; we've always been a family-owned company that cares about the communities in which we operate. That fact, combined with our brewing philosophy, has defined our brand personality and we've always been decisive about nurturing and promoting the brand successfully.

Our marketing mission and objectives are defined in an evolving strategic plan. The plan is supported by detailed brand standards that define everything from product promotions to can designs. The style guide and an organized archive of approved marketing assets are shared with our wholesaling partners and distribution points.

The early adoption of cans made Sly Fox popular with outdoor enthusiasts and we've aligned ourselves with community events in that universe in a campaign called The Outdoor Enthusiast's Choice where we highlight local legends in cycling, climbing, running, etc. This positioning campaign has increased exposure and, combined with team sponsorships and our own events, has moved the needle in a target market that is loyal to local, independent craft makers.

We also actively market to families. We're a family brewery and designed family-friendly environments to encourage their patronage. We make it so that when they come to our brewpubs they have an enjoyable and memorable experience. In turn, they spread the word and more families come. On the weekends, our Pottstown location is packed with families. Big annual events – the Bock Festival & Goat Races for instance – are attended by a huge proportion of families, so that's whom we continue to target.

Our brand management and engagement efforts are ongoing and follow an aggressive plan to introduce the brand to new audiences while maintaining the loyalty of our existing customers. Everything is predicated on our proven portfolio–a stable of popular craft beer styles and our events, both of which set us apart from our competitors.

WF: How do you maintain your market position amid all these new breweries? ^

FOX: Recently we rebranded to inject some freshness and excitement into our mature brand. Consumers are always going to be attracted to what is newest and most different, at least initially. With the brand refresh, we gave that to them in an effort that included an updated company identity, all new packaging, and interior and exterior improvements at the brewpubs.

We have intellectually protected programs that continue to increase in popularity. The *Sly Fox Hop Project*, for example, is a limited release, small batched specialty beer that creates excitement and generates tremendous brand buzz.

Our longevity in the marketplace sets us apart from new breweries.

Sly Fox is a time-tested brewery that consistently delivers creative, high-quality, authentic beer. Our brewery is unique - not just in our region, but also nationally.

The brewery may be experiencing single-digit growth currently, but the restaurant business is where we see a real opportunity for advancement. Pennsylvania law allows breweries to have two satellite locations using the same brewery license. That means that each brewery is allowed two locations that don't brew beer. This is what is driving the expansion for which we are seeking funding.

WF: Why are you raising money from Wefunder investors? ^

FOX: We are opening a new restaurant location in Wyomissing, Pennsylvania and we require capital for the build-out and start-up. We choose this site because it is a busy, fast-growing corporate area surrounded by affluence.

Money Magazine considers Wyomissing, a hub of Reading, one of the best places to live in Pennsylvania. It's a family-friendly neighborhood that's seeing tons of growth and revitalization activity throughout the downtown area. The area boasts a great demographic that will fit perfectly with what we already do.

In the early 1900s, our new building was part of the complex that was home to the famous Berkshire Knitting Mill. In the 1970s, it became one of the original outlet malls in America - the Vanity Fair Outlet Center. Now, as part of the mix-use redevelopment plan, the *Knitting Mills at Wyomissing* will be home for UGI Energy Services, Tower Health Medical Group's headquarters, a new mega-Wawa convenience store, several business offices, and retailers. The complex will have more than 1,000 daily employees and visitors.

Sly Fox at the Knitting Mills will be situated in the heart of that development and we expect a built-in lunch and happy hour crowd. At dinnertime, we'll see many of the families in the Wyomissing area coming in with the kids to have a good time. We're planning a recreation room, featuring shuffleboard and the like, in the wide-open lower floor that will primarily be an adult domain.

Sly Fox at the Knitting Mills will feature casual dining including pizzas, sandwiches, and a variety of salads. Knowing the clientele, we've developed a one-of-a-kind lunch menu that will help customers get in and back to work on time. The floor plan is set perfectly for both dining and enjoying a pint of your favorite Sly Fox beer at the bar. The setting is attractive with the potential for unique alfresco drinking and dining while you sit fireside on the deck outside.

WF: What are your revenue projections for the first year at your new locations? ^

FOX: We're expecting we'll be similarly sized to our Pottstown location. Knowing that, we're projecting to do somewhere between $1.4 to $1.5 million in sales. Our conservative projection is $1.25 million.

Compared to our other locations, the lunch crowd is going to be significantly larger. That's going to be the biggest difference between Wyomissing and Pottstown and that's what has the potential to drive that volume up as high as $2 million. That revenue goal will require those corporate tenants to open on time in the Knitting Mills complex.

The property manager expects full occupancy of the Knitting Mills in the early part of 2019. Once that happens, thousands of people will be able to walk to Sly Fox at the Knitting Mills.

WF: What are you doing to generate publicity for the new location? ^

FOX: Affordable housing and economic growth is attracting a new generation into the Wyomissing area. Several national chain restaurants have already put destinations here. Three things really set Sly Fox apart: our award-winning craft beer, the family atmosphere in our brewpubs, and our community involvement.

We're expending a lot of effort to create awareness in that region and in that demographic well before opening.

Our sales team has been scheduling multiple tastings at street festivals and events. Sly Fox is one of the major sponsors of the minor league baseball team, the *Reading Fightin Phils*, whose stadium is three miles away from the new restaurant location.

Sly Fox is the sole beer provider for the well-regarded arts community, *GoggleWorks*and we're the beer sponsor for *Reading Alive*, a weekly live music street festival featuring national acts. Our plan is to entrench ourselves in the neighborhood so that when people think of craft beer, they think of Sly Fox.

There are three components to any restaurant's success: great beer, great food, and great service. All of that happens at our current locations, and it will happen in Wyomissing.

We are highly recognized as a producer of great beers. When people come to our Pottstown tasting room, they're blown away by the quality of the food we produce. We deliver it quickly, with friendly service. That's the game plan for Wyomissing as well.

WF: What risks do you face?

FOX: The influx of new breweries has certainly made this a more crowded field. That said, we've been doing this for nearly 23 years and we have a quality track record. We know what we're doing and we're good at it.

One of the challenges we face in Wyomissing is not knowing when the entire center will be occupied. We're not dependent on that crowd, but it's going to mean dependable customer base for sure.

To alleviate some risk, we are setting up Sly Fox at the Knitting Mills as its own company which is what we have done with the brewery, the Tastin' Room and the Brewhouse and Eatery as well. They're all legally separate from one another but as far as our day-to-day business, they're all part of the Sly Fox Brewing Company brand and mission.

WF: Who's on your team?

FOX: The General Manager of Sly Fox at the Knitting Mills will be Randy McKinley, a long-time friend of Sly Fox, who most recently successfully managed a start-up distillery. We'll bring at least two current employees from our Pottstown location–a seasoned manager and a key kitchen staffer. Beyond that, we'll be offering opportunities to locals and training in our current locations prior to opening.

WF: Why are you raising money through equity crowdfunding?

FOX: We already have a commitment from a bank to do conventional financing, as Sly Fox is an established company. The crowdfunding option attracted us because the concept is modern, it's new, and it's what a lot of young people are interested in.

The biggest reason for pursuing crowdfunding is that a successful campaign will yield hundreds of people investing in Sly Fox, which translates to hundreds of advocates for our new location and our brand.

They're obviously going to want us to be successful and they're going to evangelize for the brand and that has the power to grow exponentially!

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ASK QUESTION

Grant Printz Oct 30

Are you saying the BIG SHOT FOR LIFE Investor Discount Card is only good for the life of the loan?

Thomas Turoscy INVESTOR Oct 25

I see there is now a waitlist, when will you inform an investor if their investment was or was not accepted?



John Giannopoulos Owner, Managing Director FOUNDER Oct 25

Thomas, at this point I would hold off on investing as we are a good bit oversubscribed and an investment at this time is not likely to go through.

MORE QUESTIONS

RISKS

1 *The Company has made certain assumptions about the craft beer market and the Wyomissing / Reading area in order to create financial projections for the business.*

There is risk associated with the accuracy of these projections due to continuous changes in beer trends, new introductions, by competitors, changes in consumer preferences and shifts in consumer demographics.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Sly Fox Brewing is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$1,000 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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